EIGHTH AMENDMENT TO LEASE

I. PARTIES AND DATE.

This Eighth Amendment to Lease ("**Amendment**") dated October 10, 2018 , is by and between **SPECTRUM OFFICE PROPERTIES II LLC**, a Delaware limited liability company (as successor in interest to The Irvine Company LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation) ("**Landlord**"), and **SPECTRUM PHARMACEUTICALS, INC.**, a Delaware corporation ("**Tenant**").

II. RECITALS.

On January 16, 1997, Landlord and Tenant entered into a lease for space in a building located at 157 Technology, Irvine, California ("**157 Technology Premises**"), which lease was amended by a First Amendment to Lease dated March 25, 2004, by a Second Amendment to Lease dated March 7, 2006, by a Third Amendment to Lease dated February 12, 2006, by a Fourth Amendment to Lease dated July 29, 2009, by a Fifth Amendment to Lease dated November 21, 2013, whereby approximately 21,960 rentable square feet of space in a building located at 153 Technology, Irvine, California ("**153 Technology Premises**") was added, by a Sixth Amendment to Lease dated January 31, 2014, and by a Seventh Amendment to Lease dated August 7, 2018. The 153 Technology Premises and the 157 Technology Premises shall collectively constitute the "**Premises**" under the Lease. The foregoing lease, as so amended is hereinafter referred to as the "**Lease**".

Landlord and Tenant each desire to modify the Lease to credit the remaining balance of the existing Security Deposit, and to make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Effective as of June 1, 2019, Item 9 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

"9. Security Deposit: None."

B. Security Deposit. Effective retroactively as of the date of the Seventh Amendment to Lease, Section III.H of the Seventh Amendment to Lease shall be deleted in its and the following shall be substituted in lieu thereof:

> "H. Security Deposit. Tenant previously deposited with Landlord a security deposit in the amount of $134,020.00, which is in excess of the revised security deposit required hereunder ("**Excess Security Deposit**"). Subject to Landlord's right to apply the Excess Security Deposit to any obligations of Tenant occurring prior to June 1, 2019, Landlord shall return the balance thereof to Tenant in the form of credit against the Basic Rent due under the Lease in the amounts of $91,174.00 for the month of June, 2019 and $42,846.00 for the month of July, 2019.

IV. GENERAL.

A. Effect of Amendment. The Lease shall remain in full force and effect and unmodified except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

D. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

E. Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

F. California Certified Access Specialist Inspection. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises." If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord's option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the "**CASp Report**") and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, notwithstanding anything to the contrary in this Lease. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

V. EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:

SPECTRUM OFFICE PROPERTIES II LLC,
a Delaware limited liability company

DocuSigned by:
By Steven M. Case
F2AEB2D5FE85488...

Steven M. Case
Executive Vice President

DocuSigned by:
By Holly McManus
238E9B0DF144482...

Holly McManus
Vice President, Operations

TENANT:

SPECTRUM PHARMACEUTICALS, INC.,
a Delaware corporation

DocuSigned by:
By Kurt Gustafson
5565BBAB86844EF...

Printed Name Kurt Gustafson

Title CFO

DS
JM

DocuSign SECURED

Certificate Of Completion

Envelope Id: 4A34274600ED4206A90D8504FBEDA6C5
Subject: SPECTRUM PHARMACEUTICALS INC. 8th Amendment Execution Copy
Source Envelope:
Document Pages: 2
Certificate Pages: 6
AutoNav: Enabled
EnvelopeId Stamping: Enabled
Time Zone: (UTC-08:00) Pacific Time (US & Canada)

Signatures: 3
Initials: 1

Status: Completed

Envelope Originator:
Irvine Company Office
550 Nwport Ctr Dr
Ste 300
Newport Beach, CA 92660
officedocs@irvinecompany.com
IP Address: 12.208.121.128

Record Tracking

Status: Original 10/9/2018 2:38:11 PM	Holder: Irvine Company Office officedocs@irvinecompany.com	Location: DocuSign

Signer Events	Signature	Timestamp
Kurt Gustafson kurt.gustafson@sppirx.com CFO Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 10/10/2018 7:28:43 AM ID: 37c25ee0-5c7e-4cbe-9941-99eb7b43bf69	DocuSigned by: Kurt Gustafson 5565BBAB88844EF... Signature Adoption: Pre-selected Style Using IP Address: 174.213.37.121	Sent: 10/9/2018 5:06:01 PM Viewed: 10/10/2018 7:28:43 AM Signed: 10/10/2018 7:29:59 AM
Shawna Helt SHelt@irvinecompany.com Legal Administrative Assistant Irvine Company Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	**Completed** Using IP Address: 12.208.121.196	Sent: 10/10/2018 7:30:03 AM Viewed: 10/10/2018 10:40:38 AM Signed: 10/10/2018 10:40:58 AM
James Mullen jmullen@irvinecompany.com Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 10/10/2018 11:33:52 AM ID: 5c19c25d-5a64-44a1-b47a-0f114fde3b26	DS JM Signature Adoption: Pre-selected Style Using IP Address: 12.208.121.196	Sent: 10/10/2018 10:47:08 AM Resent: 10/10/2018 11:31:18 AM Viewed: 10/10/2018 11:33:52 AM Signed: 10/10/2018 11:37:56 AM
Holly McManus HMcManus@irvinecompany.com Vice President, Operations Irvine Company Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	DocuSigned by: Holly McManus 238E9B0DF144482... Signature Adoption: Pre-selected Style Using IP Address: 64.58.128.162	Sent: 10/10/2018 11:37:57 AM Viewed: 10/10/2018 12:48:35 PM Signed: 10/10/2018 12:48:41 PM

Signer Events	Signature	Timestamp
Steven M. Case SCase@irvinecompany.com Evp Irvine Company Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Accepted: 2/4/2016 11:03:26 AM ID: 86185799-5ba1-4d03-8ba1-fb5e7c62410c	 Signature Adoption: Pre-selected Style Using IP Address: 12.208.120.32 Signed using mobile	Sent: 10/10/2018 12:48:43 PM Resent: 10/10/2018 3:58:04 PM Viewed: 10/10/2018 4:11:46 PM Signed: 10/10/2018 4:12:09 PM

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp
Frank Montagano fmontagano@irvinecompany.com Irvine Company Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	VIEWED Using IP Address: 12.208.121.196	Sent: 10/9/2018 2:39:31 PM Viewed: 10/9/2018 4:58:53 PM Completed: 10/9/2018 5:06:00 PM
Shawna Helt SHelt@irvinecompany.com Legal Administrative Assistant Irvine Company Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	VIEWED Using IP Address: 12.208.121.196	Sent: 10/10/2018 10:41:00 AM Viewed: 10/10/2018 10:47:06 AM Completed: 10/10/2018 10:47:07 AM

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Frank Montagano fmontagano@irvinecompany.com Irvine Company Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	COPIED	Sent: 10/10/2018 7:30:00 AM
Sue Lyle slyle@irvinecompany.com Irvine Company Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	COPIED	Sent: 10/10/2018 7:30:01 AM
Scot Ginsburg scot.ginsburg@hughesmarino.com Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:**	COPIED	Sent: 10/10/2018 7:30:02 AM

Carbon Copy Events	Status	Timestamp
Not Offered via DocuSign		
Sue Lyle SLyle@irvinecompany.com Irvine Company Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	COPIED	Sent: 10/10/2018 4:12:11 PM
Heather Wade HWade@irvinecompany.com Irvine Company Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	COPIED	Sent: 10/10/2018 4:12:11 PM
Lynda Breazeale lbreazeale@irvinecompany.com Irvine Company Security Level: Email, Account Authentication (None) **Electronic Record and Signature Disclosure:** Not Offered via DocuSign	COPIED	Sent: 10/10/2018 4:12:12 PM

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	10/10/2018 4:12:12 PM
Certified Delivered	Security Checked	10/10/2018 4:12:12 PM
Signing Complete	Security Checked	10/10/2018 4:12:12 PM
Completed	Security Checked	10/10/2018 4:12:12 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Irvine Company (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through your DocuSign, Inc. (DocuSign) Express user account. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the 'I agree' button at the bottom of this document.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. For such copies, as long as you are an authorized user of the DocuSign system you will have the ability to download and print any documents we send to you through your DocuSign user account for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent using the DocuSign 'Withdraw Consent' form on the signing page of your DocuSign account. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use your DocuSign Express user account to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through your DocuSign user account all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact Irvine Company:
You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:
To contact us by email send messages to: helpdesk@irvinecompany.com

To advise Irvine Company of your new e-mail address
To let us know of a change in your e-mail address where we should send notices and disclosures electronically to you, you must send an email message to us at helpdesk@irvinecompany.com and in the body of such request you must state: your previous e-mail address, your new e-mail address. We do not require any other information from you to change your email address..
In addition, you must notify DocuSign, Inc to arrange for your new email address to be reflected in your DocuSign account by following the process for changing e-mail in DocuSign.

To request paper copies from Irvine Company
To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail to helpdesk@irvinecompany.com and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with Irvine Company
To inform us that you no longer want to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your DocuSign account, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;
ii. send us an e-mail to helpdesk@irvinecompany.com and in the body of such request you must state your e-mail, full name, IS Postal Address, telephone number, and account number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process..

Required hardware and software

Operating Systems:	Windows2000? or WindowsXP?
Browsers (for SENDERS):	Internet Explorer 6.0? or above
Browsers (for SIGNERS):	Internet Explorer 6.0?, Mozilla FireFox 1.0, NetScape 7.2 (or above)
Email:	Access to a valid email account
Screen Resolution:	800 x 600 minimum
Enabled Security Settings:	•Allow per session cookies •Users accessing the internet behind a Proxy Server must enable HTTP 1.1 settings via proxy connection

** These minimum requirements are subject to change. If these requirements change, we will provide you with an email message at the email address we have on file for you at that time providing you with the revised hardware and software requirements, at which time you will have the right to withdraw your consent.

Acknowledging your access and consent to receive materials and conduct transactions electronically under California law.

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please verify that you were able to read this electronic disclosure and that you also were able to print on paper or electronically save this page for your future reference and access or that you were able to e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format on the terms and conditions described above, please let us know by clicking the 'I agree' button below.

By checking the I Agree box, I confirm that:

- I can access and read this Electronic CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC CONSUMER DISCLOSURES document; and
- I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and
- Until or unless I notify Irvine Company as described above, I consent to receive from exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to me by Irvine Company during the course of my relationship with you.
- I agree and consent that electronic signatures are acceptable for any transaction, agreement, document, disclosure and/or notice exchanged or sent via electronic means pursuant to this disclosure.
- I agree that the laws of the State of California shall govern and apply, without reference to its or any other choice of law principals, to the information, transaction and/or documents exchanged and/or executed hereinunder, including without limitation the Uniform Electronic Transactions Act (Civil Code section 1633.1 et seq.).